       As filed with the Securities and Exchange Commission on August 10, 1998
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            COMPUTRON SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                    13-2966911
(State or other jurisdiction              (IRS Employer Identification No.)
of incorporation or organization)

                               301 Route 17 North
                          Rutherford, New Jersey 07070
               (Address of principal executive offices) (Zip Code)

                             1998 STOCK OPTION PLAN
                            (Full title of the Plan)

                                    Paul Abel
                  Vice President, Secretary and General Counsel
                301 Route 17 North, Rutherford, New Jersey 07070
                     (Name and address of agent for service)
                                 (201) 935-3400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


Title of securities to be         Amount to be            Proposed maximum          Proposed maximum              Amount of
registered                       registered(1)             offering price          aggregate offering            registration
                                                             per share                   price                       fee
--------------------------       --------------           -----------------        -------------------           ------------
Common Stock, par value                                                                                            $376.86
$.01 per share                  1,460,000 shares              $0.88 (2)              $1,277,500 (2)

Common Stock, par value
$.01 per share                     40,000 shares              $1.63 (3)                 $65,200 (3)                $ 19.23

TOTAL                           1,500,000 shares                                                                   $396.09


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Computron Software, Inc. 1998 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Computron Software, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Computron Software, Inc. on August 5, 1998, as reported on the American Stock Exchange.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $1.63 per share with respect to options granted to purchase 40,000 shares of Common Stock.

                                     PART II

               Information Required in the Registration Statement

         Item 3.  Incorporation of Documents by Reference

                  Computron Software, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                  (b) The Registrant's Current Report on Form 8-K, dated January
                      13, 1998.

                  (c) The Registrant's Quarterly Report on Form 10-Q for the
                      fiscal quarter ended March 31, 1998.

                  (d) The Registrant's Registration Statement on Form 8-A
                      filed with the SEC on November 10, 1997, pursuant to
                      Section 12(b) of the Securities Exchange Act of 1934, amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  Description of Securities

                  Not Applicable.

         Item 5.   Interests of Named Experts and Counsel

                  Not Applicable.

         Item 6.  Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Article Eight of the Registrant's Fourth Amended and Restated Certificate of Incorporation provides for indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, Registrant has obtained liability insurance for its officers and directors.

         Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits


Exhibit Number   Exhibit
--------------   -------
     4           Instruments   Defining   Rights  of   Stockholders.   Reference
                 is made  to   Registrant's Registration  on Form 8-A filed
                 with the SEC on  November  10,  1997  which is  incorporated herein by reference pursuant to Item 3(c) of this
                 Registration Statement.

     5           Opinion and consent of Proskauer Rose LLP.

    23.1         Consent of KPMG Peat Marwick LLP - Independent Accountants.

    23.2         Consent of Arthur Andersen LLP - Independent Accountants.

    23.3         Consent of Proskauer Rose LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.


Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Stock Option Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutherford, State of New Jersey, on this 6 day of August, 1998.

                            COMPUTRON SOFTWARE, INC.


                                    By:  MICHAEL R. JORGENSEN
                                         -------------------------------------
                                         Michael R. Jorgensen
                                         Executive Vice President,
                                         Chief Financial Officer and Treasurer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Computron Software, Inc., a Delaware corporation, do hereby constitute and appoint Michael R. Jorgensen, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                                          Date
---------                                   -----                                                          ----
JOHN A. RADE                                President, Chief Executive Officer                 August 6, 1998
------------------------------------        (Principal Executive Officer) and Director
John A. Rade

 MICHAEL R. JORGENSEN                       Executive Vice President, Chief Financial          August 6, 1998
-----------------------------------
Michael R. Jorgensen                        Officer and Treasurer
                                            (Principal Financial and Accounting
                                            Officer)

                                       3


Signature                                   Title                                                          Date
---------                                   -----                                                          ----
EDWIN T. BRONDO                             Director                                           August 6, 1998
-----------------------------------
Edwin T. Brondo

GREGORY KOPCHINSKY                          Director                                           August 6, 1998
-----------------------------------
Gregory Kopchinsky

ROBERT MIGLIORINO                           Director                                           August 6, 1998
-----------------------------------
Robert Migliorino

ELIAS TYPALDOS                              Director                                           August 6, 1998
-----------------------------------
Elias Typaldos

GENNARO VENDOME                             Director                                           August 6, 1998
-----------------------------------
Gennaro Vendome

WILLIAM E. VOGEL                            Director                                           August 6, 1998
-----------------------------------
William E. Vogel


                                  EXHIBIT INDEX




Exhibit
Number        Exhibit
--------      -------
 4            Instruments Defining Rights of Stockholders.
              Reference is made to Registrant's Registration on Form 8-A filed with the SEC on November 10, 1997 which is incorporated herein by reference pursuant to Item 3(c) of this Registration
              Statement.

 5            Opinion and consent of Proskauer Rose LLP.

23.1          Consent of KPMG Peat Marwick LLP - Independent Accountants.

23.2          Consent of Arthur Andersen LLP - Independent Accountants.

23.3          Consent of Proskauer Rose LLP is contained in Exhibit 5.

24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.